EXHIBIT 10.4

                         AMENDMENT TO CREDIT AGREEMENT

          This Amendment dated as of October 7, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and Ross Stores, Inc. (the "Borrower").

                                   RECITALS

          A. The Bank and the Borrower entered into a certain Letter of Credit Agreement dated as of September 15, 1997 (the "L/C Agreement").

          B.  The Bank and the Borrower desire to amend the L/C Agreement.

                                   AGREEMENT

          1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the L/C Agreement.

          2. AMENDMENTS. Subparagraphs 2.6(d) and (e) of the L/C Agreement are amended to read as follows:

               (d) to pay the Bank a non-refundable fee (the "L/C Fee"), in such percentage per annum as agreed between the Bank and the Borrower by separate letter agreement dated as of October 7, 1997 (as it may be amended from time to time). The fee shall be computed on a quarterly basis in arrears on the first Business Day of the following calendar quarter, and shall be calculated for each day during the quarter (commencing September 15, 1997) by applying the percentage fee per annum in effect on such day, divided by 360, multiplied by the aggregate undrawn amount of all standby letters of credit and shipside bonds outstanding on such day.

               (e) to pay the Bank a commitment fee (the "Commitment Fee"), in such percentage per annum as agreed between the Bank and the Borrower by separate letter agreement dated as of October 7, 1997 (as it may be amended from time to time). The fee shall be computed on a quarterly basis in arrears on the first Business Day of the following calendar quarter, and shall be calculated for each day during the quarter (commencing September 15, 1997) by applying the percentage fee per annum in effect on such day, divided by 360, multiplied by the amount of the Commitment on such day.

          3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:

               (a) There is no event which is, or with notice or lapse of time or both would be, an event of default under the L/C Agreement;

               (b) The representations and warranties in the L/C Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment;

               (c) This Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers; and

               (d) This Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

          4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the L/C Agreement shall remain in full force and effect.

          5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          This Amendment is executed as of the date first stated above.

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By  /s/ Hagop V. Bouldoukian
                                -----------------------------------
                                    Hagop V. Bouldoukian
                                    Vice President

                              ROSS STORES, INC.


                              By  /s/ J. Call
                                ----------------------------------

                              Title  SVP/CFO
                                   -------------------------------


                                      -2-